Exhibit 99.1

FOR IMMEDIATE RELEASE

JONES SODA CO. ANNOUNCES RESIGNATION OF DIRECTOR

SEATTLE, Washington – July 14, 2026 – - Jones Soda Co. (CSE: JSDA) (OTCQB: JSDA) (“Jones Soda” or the “Company”) today announces that Mark Murray has resigned from the Company’s Board of Directors, effective July 13, 2026.

The Company thanks Mark for their service and valuable contributions during their tenure on the Board and wishes them continued success in their future endeavors.

“On behalf of the Board of Directors, I want to thank Mark Murray for his dedicated service and commitment to Jones Soda. Mark has been an important part of the Company’s turnaround over the past several years, providing practical insight, sound judgment, and unwavering support during a transformational period. His down-to-earth approach and ability to provide candid, thoughtful guidance have been invaluable to both management and the Board. We are grateful for his many contributions, wish him continued success, and thank him for helping position Jones Soda for its next chapter of growth.” said Paul Norman, Chairman of the Board.

The Company confirms that Mark’s resignation was not the result of any disagreement with the Company relating to its operations, policies or practices, including any matter relating to the Company’s accounting principles or practices, financial statement disclosure or internal controls.

The Board of Directors will continue to comprise its remaining members and will evaluate the timing and need for appointing an additional director as part of its ongoing corporate governance and succession-planning process.

About Jones Soda Co.

Jones Soda Co.® (CSE: JSDA, OTCQB: JSDA) is a leading craft soda manufacturer. The Company markets and distributes premium craft sodas under the Jones® Soda brand. Jones’ mainstream soda line is sold across North America in glass bottles, cans and on fountain through traditional beverage outlets, restaurants and alternative accounts. The Company is headquartered in Seattle, Washington. For more information, visit www.jonessoda.com or www.myjones.com.

For further information: Media Contact: Eric Schnabel, (206) 436-8736, erics@jonessoda.com; Company Contact: Brian Meadows, Chief Financial Officer, 1-206-624-3357; Investor Relations Contact: Clay Liolios, Gateway Group, Inc., 1-949-574-3860, JSDA@gateway-grp.com.

Forward-Looking Statements:

This news release may contain forward-looking information within the meaning of applicable securities legislation in both Canada and the United States, which reflect management’s current expectations regarding future events. Such information includes, without limitation, information regarding the size of the Offering and the intended use of proceeds from the Offering. Although the Company believes that such information is reasonable, it can give no assurance that such expectations will prove to be correct.

Forward-looking information is typically identified by words such as: “believe”, “expect”, “anticipate”, “intend”, “estimate”, “postulate” and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking information provided by the Company is not a guarantee of future results or performance and that such forward-looking information is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, as of the date of this news release including, without limitation, that the Company will be able to utilize the net proceeds of the Offering in the manner intended; that general business and economic conditions will not change in a material adverse manner; and assumptions regarding political and regulatory stability and stability in financial and capital markets.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others: the risk that the Company may not be able to use the proceeds of the Offering as intended; the state of the financial markets for the Company’s securities; the Company’s ability to raise the necessary capital or to be fully able to implement its business strategies; the lack of demand for the Company’s products and services; the ability to attract, retain, and motivate qualified personnel; competition in the industry; the impact of technology changes on the products and industry; failure to develop new and innovative products; the ability to manage working capital; and the dependence on key personnel; competition; litigation; failure of counterparties to perform their contractual obligation; and other risks and factors that the Company is unaware of at this time.

The forward-looking statements contained in this news release are made as of the date of this news release. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Additionally, Jones Soda undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect of the matters discussed above.

The CSE does not accept responsibility for the adequacy or accuracy of the content of this press release.

-1-